EXHIBIT 99.1

Jos. A. Bank Will Continue to Pursue Its $48 Per Share Cash Acquisition Proposal

HAMPSTEAD, Md., Oct. 9, 2013 (GLOBE NEWSWIRE) -- Jos. A. Bank Clothiers, Inc. (Nasdaq:JOSB) today made the following statement in response to the rejection of its proposal to acquire The Men's Wearhouse, Inc (NYSE:MW).

"We find the response by Men's Wearhouse to our all-cash $48 per share proposal inexplicable.

"Our proposal provides substantial, immediate, and certain value for Men's Wearhouse shareholders. We are proposing a 42% premium to the closing price of Men's Wearhouse's common stock on the day before we made our acquisition proposal. Our price is significantly greater than the highest price at which Men's Wearhouse's stock has traded over the last five years. Yet, the Men's Wearhouse Board asserts that our proposal undervalues their company! Based on today's market reaction and the strong statements of support that have been made since we announced our proposal this morning, we don't believe that the stockholders of Men's Wearhouse share that view at all.

"The formulaic, knee-jerk rejection by Men's Wearhouse, and their refusal to even discuss our proposal, do not serve the interests of their shareholders or their customers. If the Board of Men's Wearhouse has questions about our proposal, we should sit down and discuss them. We are confident we can address all of their questions and are prepared to do so immediately.

"The confidence we have about our proposal is shared by Golden Gate Capital, who is prepared to invest approximately $250 million in the combined company. Golden Gate is a leading investor in the retail space – they share our belief that a combination of Jos. A. Bank and Men's Wearhouse will become the leading men's apparel and sportswear designer, manufacturer and retailer in the U.S.

"We urge Men's Wearhouse shareholders to voice their support for Jos. A. Bank's $48 per share cash proposal with the management and Board of Men's Wearhouse."

About Jos. A. Bank

Jos. A. Bank Clothiers, Inc., established in 1905, is one of the nation's leading designers, manufacturers and retailers of men's classically-styled tailored and casual clothing, sportswear, footwear and accessories. The Company sells its full product line through 623 stores in 44 states and the District of Columbia, a nationwide catalog and an e-commerce website that can be accessed at www.josbank.com. The Company is headquartered in Hampstead, MD, and its common stock is listed on the NASDAQ Global Select Market under the symbol "JOSB."

About Golden Gate Capital

Golden Gate Capital is a San Francisco-based private equity investment firm with over $12 billion of capital under management. The principals of Golden Gate have a long and successful history of investing across a wide range of industries and transaction types, including going-privates, corporate divestitures, and recapitalizations, as well as debt and public equity investments. Golden Gate is one of the most active investors in leading brands in the retail and restaurant sectors. Representative investments include Payless ShoeSource, Eddie Bauer, California Pizza Kitchen, Express, Zales, J.Jill, Pacific Sunwear, Coldwater Creek, and On the Border Mexican Grill and Cantina. For additional information, visit www.goldengatecap.com.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements and information about our current and future prospects and our operations and financial results, which are based on currently available information. The forward looking statements include assumptions about our operations, such as cost controls, market conditions, liquidity and financial condition. These statements also include assumptions about our proposed acquisition of The Men's Wearhouse, Inc. ("Men's Wearhouse") through a merger (including its benefits, results, effects and timing) that may not be realized. Risks and uncertainties that may affect our business or future financial results include, among others, risks associated with the economy, weather, public health and other factors affecting consumer spending (including negative changes to consumer confidence and other recessionary pressures), higher energy and security costs, the successful implementation of our growth strategy (including our ability to finance our expansion plans), the mix and pricing of goods sold, the effectiveness and profitability of new concepts, the market price of key raw materials (such as wool and cotton), seasonality, merchandise trends and changing consumer preferences, the effectiveness of our marketing programs (including compliance with relevant legal requirements), the availability of suitable lease sites for new stores, doing business on an international basis, the ability to source product from our global supplier base, legal and regulatory matters and other competitive factors. Risks and uncertainties related to the proposed transaction include, among others: the risk that Men's Wearhouse's stockholders do not approve the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; uncertainties as to the timing of the transaction; competitive responses to the proposed transaction; the risk that regulatory or other approvals required for the transaction are not obtained or are obtained subject to conditions that are not anticipated; the risk that the other conditions to the closing of the transaction, which include, among others, negotiation and execution of a mutually satisfactory merger agreement, approval by each company's board of directors, and negotiating and entering into satisfactory definitive equity and debt financing agreements, are not satisfied; costs and difficulties related to the integration of Men's Wearhouse's businesses and operations with Jos. A. Bank's business and operations; the inability to obtain, or delays in obtaining, cost savings and synergies from the transaction; unexpected costs, charges or expenses resulting from the transaction; litigation relating to the transaction; the inability to retain key personnel; and any changes in general economic and/or industry specific conditions. Additional factors that could cause future results or events to differ from those we expect are those risks discussed under Item 1A, "Risk Factors," in Jos. A. Bank's Annual Report on Form 10-K for the fiscal year ended February 2, 2013, Jos. A. Bank's Quarterly Report on Form 10-Q for the quarter ended May 4, 2013, Jos. A. Bank's Quarterly Report on Form 10-Q for the quarter ended August 3, 2013, Men's Wearhouse's Annual Report on Form 10-K for the fiscal year ended February 2, 2013, Men's Wearhouse's Quarterly Report on Form 10-Q for the quarter ended August 3, 2013, and other reports filed by Jos. A. Bank and Men's Wearhouse with the Securities and Exchange Commission (SEC). Please read the "Risk Factors" and other cautionary statements contained in these filings. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, the occurrence of certain events or otherwise. As a result of these risks and others, actual results could vary significantly from those anticipated in this press release, and our financial condition and results of operations could be materially adversely affected.

Additional Information

Jos. A. Bank's proposal is a preliminary, non-binding indication of interest to acquire the outstanding shares of Men's Wearhouse, and was submitted based on the understanding that it is not an offer that is capable of being accepted, and that there will be no binding agreement between Jos. A. Bank and Men's Wearhouse or any commitment or obligation on Jos. A. Bank or Men's Wearhouse with respect to Jos. A. Bank's proposal or a possible transaction unless and until a definitive agreement is executed by Jos A. Bank and Men's Wearhouse. Jos. A. Bank's proposal is subject to a number of conditions, including, among others, Jos. A. Bank's satisfaction with the results of its due diligence review of Men's Wearhouse in Jos. A. Bank's sole discretion, negotiation and execution of a mutually satisfactory merger agreement, approval of a transaction by Jos. A Bank's Board of Directors, and negotiating and entering into satisfactory definitive equity and debt financing agreements.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote, proxy or approval. No tender offer for the shares of Men's Wearhouse has been made at this time.

CONTACT: For Jos. A. Bank - Media:
         Thomas Davies/Molly Morse
         Kekst and Company
         212-521-4873/212-521-4826
         thomas-davies@kekst.com
         molly-morse@kekst.com

         For Jos. A. Bank - Investment Community:
         David E. Ullman
         EVP/CFO
         410-239-5715